HEALTHCARE TRIANGLE, INC.

Unaudited Pro Forma Condensed Combined Financial Information

On December 10, 2021, Healthcare Triangle, Inc. (the “Company”) entered into a Share Purchase Agreement (the "Share Purchase Agreement") with Devcool, Inc., a California corporation ("Devcool"), Go To Assistance Inc., a California corporation ("Seller"), and Mr. Sandeep Deokule, current Chief Executive Officer of Devcool (“SD”). Pursuant to the Share Purchase Agreement, the Company will acquire 5,000,000 shares of Devcool’s Class B Common Stock, par value $0.0001, which represents all of the issued and outstanding capital stock of Devcool (the “Acquisition”). The closing of the Acquisition occurred on December 10, 2021 (the “Closing Date”).

The total purchase price under Share Purchase Agreement consists of up to $7,700,000, payable as follows:

1) $4,500,000 payable to the Seller in cash on the Closing Date;

2) $700,000 worth of equity of the Company’s common stock (the “Common Stock”) whereby the number of shares of Common Stock issuable to Mr. Deokule will be calculated by dividing $700,000 by the volume weighted average price of the Company’s Common Stock as reported by Bloomberg Financial Markets or if Bloomberg Financial Markets is not then reporting such prices, by a comparable reporting service of national reputation (“VWAP”) for the 20 trading days immediately prior to the closing date of the Transaction. Such shares of Common Stock were issued as follows:

(a) 209,295 shares of unvested Common Stock were issued to the Seller, which shall vest upon Devcool meeting one of two gross revenue targets set forth in the Share Purchase Agreement; and

(b) 83,718 shares of unvested Common Stock were issued as retention bonus to certain key personnel of Devcool to be retained by Devcool post-Closing (the “Retention Personnel”), subject to the Retention Personnel continuing to perform services to Devcool (or its affiliates) up to and through the second anniversary of the closing date, which shares shall vest equally monthly on the corresponding day of the closing date over a period of 24 successive months; and

3) a sum of up to $2,500,000 as post-closing earnout payment (the “Earnout”), subject to Devcool’s achievement of the applicable yearly earnout targets set forth in the Share Purchase Agreement, which Earnout shall be payable as follows:

(a) up to $1,000,000 payable to the Seller or its nominees in cash upon achieving the Year 1 Cash Earnout (as defined in Annexure B to the Share Purchase Agreement);

(b) up to $250,000 worth of Common Stock (calculated based on the average of the VWAPs for the 20 trading days immediately prior to December 31, 2022) issuable to SD or the Seller as SD’s nominee for achievement of the Year 1 Equity Earnout (as defined in Annexure B to the Share Purchase Agreement);

(c) up to $1,000,000 payable to the Seller or its nominees in cash upon achieving the Year 2 Cash Earnout (as defined in Annexure B to the Share Purchase Agreement); and

(d) up to $250,000 worth of Common Stock (calculated based on the average of the VWAPs for the 20 trading days immediately prior to December 31, 2023) issuable to SD or the Seller as SD’s nominee for achievement of the Year 2 Equity Earnout (as defined in Annexure B to the Share Purchase Agreement).

In addition, the Company (i) entered into a consulting agreement with SD that terminates on March 31, 2024 for a minimum gross annual compensation of $120,000 plus other benefits customarily offered by the Company to similarly situated consultants and (ii) issued the Seller 125,577 shares of Common Stock in return for the execution by SD of a release of all claims against Devcool.

The Company also issued the Seller a secured non-interest bearing promissory note in the principal amount of $ 2,208,841 that matures on March 31, 2022 (the “Note”) that reflects an amount owed to the Seller by the Company equal to the difference between the amount of accrued and outstanding accounts receivable on the Closing Date less the amount of accrued and outstanding accounts payable on the Closing Date. The amount payable under the Note is subject to reduction to the extent Devcool account receivables accrued and outstanding as of the Closing Date are not collected by the maturity date of the Note. The Company also entered into a Security Agreement (the “Security Agreement”) with the Seller dated December 10, 2021 that provides as security for the Note, a security interest in the following:

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(a) All of the Company’s accounts, accounts receivables, contract rights and general intangibles, including, without limitation, any and all franchise rights, leasehold interests, rights as lienholder, all present and future income, revenues, profits, rents, and causes of action, promissory notes, instruments, proceeds, and any other right to payment, including without limitation, payment of insurance proceeds, refunds, rebates, and credits, payments due under warranties or guarantees, and payment due for condemnation of property, good will, trademarks, trade names, trade secrets, patents, patent rights, licensing rights and income, royalties, copyrights, customer lists, business, accounting and customer records, including electronically stored data and metadata, wherever located and now owned or later created or acquired by the Company, or in which the Company now has, may have or may later acquire an interest;

(b) All goods, including, without limitation, equipment, machinery, tools, materials, parts and supplies, furniture, furnishings, computers and related accessories and equipment, appliances and vehicles of all kinds and wherever located, now owned or later acquired by the Company, or in which the Company now has, may have or may later acquire an interest;

(c) All inventory, including without limitation, all merchandise and goods held for sale or lease, promotional catalogues and marketing materials, and all parts and supplies, of all kinds and wherever located, now owned or later acquired by the Company, or delivered or returned to the Company’s possession after the date of this Security Agreement;

(d) All documents, deposit accounts, negotiable and non-negotiable instruments, chattel paper, stocks, bonds, securities and investment property of any kind, documents of title, moneys held or to be collected, and letters of credit, wherever located and now owned or later acquired by the Company;

(e) All proceeds from any of the personal property described above, including without limitation, insurance proceeds, awards in any eminent domain proceeding or settlement, proceeds of any non-commercial tort cause of action or settlement, and all replacements, substitutions, returns, additions or renewals of same, wherever located and now owned or later acquired by the Company; and

(f) All of the shares of Devcool now or hereafter owned by or on behalf of the Company or any of its related entities.

The Share Purchase Agreement includes representations, warranties and covenants of the Company and the parties as well as other customary closing conditions.

Devcool’s primary business consists of providing consulting, implementation, support, managed and information technology related services, including electronic health records services, for various business clients including healthcare organizations.

Pro forma Information

The following unaudited pro forma condensed combined balance sheet of the Company as of September 30, 2021 gives effect to the Healthcare Triangle Inc acquisition of Devcool Inc as if they had occurred on September 30, 2021. The following unaudited pro forma condensed combined statements of operations for the year ended December 31, 2020 and the nine months ended September 30, 2021 give effect to the Material Definitive Agreement, the Agreement and the Material Definitive Agreement as if they had occurred on January 1, 2020. The historical financial information is based on the Company’s audited and unaudited interim consolidated financial statements, Devcool Inc’s audited and unaudited interim combined financial statements.

The unaudited pro forma condensed combined financial statements reflect management’s preliminary estimates of fair value of purchase price consideration and the fair values of tangible and intangible assets acquired and liabilities assumed in the acquisitions, with the remaining estimated purchase consideration recorded as goodwill. Independent valuation specialists have conducted analysis to assist management of the Company in determining the fair value of the assets acquired and liabilities assumed. the Company’s management is responsible for these third-party valuations. Since these unaudited pro forma condensed combined financial statements have been prepared based on preliminary estimates of the fair value of purchase consideration and fair values of assets acquired and liabilities assumed, the actual amounts to be reported in future filings may differ materially from the amounts used in the pro forma condensed combined financial statements. The Pro Forma has been incorporated for IPO proceeds and note conversion.

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The unaudited pro forma condensed combined financial statements are presented for information purposes only, in accordance with Article 11 of Regulation S-X and are not intended to represent or to be indicative of the income or financial position that the Company would have reported had the acquisitions been completed as of the dates set forth in the unaudited pro forma condensed combined financial statements due to various factors. The unaudited pro forma condensed combined balance sheet does not purport to represent the future financial position of the Company and the unaudited pro forma condensed combined statements of operations do not purport to represent the future results of operations of the Company. Given the comparable fiscal periods of Devcool Inc do not differ as permitted by Regulation S-X, the unaudited pro forma condensed combined statement of operations for the year ended December 31, 2020 combines Devcool Inc’s condensed statement of operations for the year ended December 31, 2020 with the consolidated statement of operations of the Company for the year ended December 31, 2020. The unaudited pro forma condensed combined balance sheet as of September 30, 2021 combines Devcool Inc’s condensed balance sheet as of September 30, 2021 with the consolidated condensed balance sheet of the Company as of September 30, 2021.

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HEALTHCARE TRIANGLE INC
Unaudited Pro Forma Condensed Combined Balance Sheet
As of September 30, 2021

	Healthcare Triangle Inc	Devcool Inc
	Historical	Historical	Transaction Accounting Adjustments	Notes	Pro Forma Combined
Assets
Current assets
Cash and cash equivalents	$1,148,429	$1,845,158	$6,914,812	A	$9,908,399
Accounts receivable	5,909,429	3,175,430	—		9,084,859
Other current assets	1,454,965	63,628	(440,093)	B	1,078,500
Total current assets	8,512,823	5,084,216	6,574,720		20,071,759

Property and equipment, net	51,809	—	—		51,809
Intangible assets, net	2,000,116	—	3,911,539	C	5,911,655
Goodwill		—	887,269	D	887,269
Due from affiliates	826,303	—	—		826,303
Total Assets	$11,391,051	$5,084,216	$11,273,528		$27,748,795

Liabilities and Stockholders' Equity

Current liabilities
Accounts payable	$2,632,143	$868,079	—		$3,500,222
Other current liabilities	415,351	561,498	(200,628)		776,221
Convertible notes	1,952,672	—	(1,952,672)	F	—
Warrant Liability	2,347,616	—	(2,292,268)	F	55,348
Payroll protection program loan	1,068,530	—			1,068,530
Short Term Loan			2,578,059	G	2,578,059
Deferred revenue	266,975	—			266,975
Total current liabilities	8,683,287	1,429,577	(1,867,509)		8,245,355

Long-term liabilities
Loans from shareholder	—	554,870	—		554,870
Contingent Consideration	—	—	2,226,731	H	2,226,731
Total current and long-term liabilities	8,683,287	1,984,447	359,222		11.026,956

Stockholders' equity
Preferred stock, par value $0.00001; 10,000,000 authorized
Common stock, par value $0.00001; 100,000,000 authorized
Shares issued and outstanding	300	5,000	(4,947)	I	353
6,000 shares of Series A Super Voting Preferred Stock (which provide with 1,000 votes per share	1	—	—		1
Additional paid-in capital	1,924,854	732,635	17,081,693	I	19,739,182
Retained earnings	782,609	2,362,134	(6,162,440)	I	(3,017,697)
Total stockholders' equity	2,707,764	3,099,769	10,914,306		16,721,839
Total liabilities and stockholders' equity	$11,391,051	$5,084,216	$11,273,528		$27,748,795

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HEALTHCARE TRIANGLE INC
Unaudited Pro Forma Condensed Combined Statements of Operations
For the Year Ended December 31, 2020

	Healthcare Triangle Inc	Devcool Inc	Transaction Accounting Adjustments	Notes	Pro Forma Combined
	Historical	Historical
Net revenue	$31,338,936	$21,192,202	$—		$52,531,138

Cost of revenue (exclusive of depreciation and amortization shown separately below)	22,753,067	17,471,558	—		40,224,625
Operating expenses
Sales and Marketing	2,424,842	1,507,459	—		3,932,301
General and Administrative	2,438,042	688,023	—		3,126,065
Research and development expenses	1,743,079	2,419,298	—		4,162,377
Depreciation and amortization	803,194	—	1,203,550	C	2,006,744
Operating income/(loss) before other income/(expenses)	1,176,712	(894,136)	(1,203,550)		(920,974)
Other income/(expenses)
Other income (PPP loan forgiveness)	1,512,758	1,100,000	—		2,612,758
Interest expense	(78,646)	(125,592)	—		(204,238)
Total other income/(expenses)	1,434,112	974,408	—		2,408,520

Net income (loss) before income tax expenses	2,610,824	80,272	(1,203,550)		1,487,546
Federal income tax	(181,314)	(2,574)	—		(183,888)
State income tax	(76,067)		—		(76,067)
Total income tax (expense) / benefit	(257,381)	(2,574)	—		(259,955)
Net income (loss)	$2,353,443	$77,698	$(1,203,550)		$1,227,591

Net income per common share—basic	$0.084		—		$0.042
Net income per common share—diluted	$0.084		—		$0.042

Weighted average shares outstanding used in per common share computations:
Basic	27,900,000		293,013		28,193,013
Diluted	27,900,000		293,013		28,193,013

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HEALTHCARE TRIANGLE INC
Unaudited Pro Forma Condensed Combined Statements of Operations
For the Nine Months Ended September 30, 2021

	Healthcare Triangle Inc	Devcool Inc	Transaction Accounting Adjustments	Notes	Pro Forma Combined
	Historical	Historical
Net revenue	$26,080,914	$15,781,731	$—		$41,862,645

Cost of revenue (exclusive of depreciation and amortization shown separately below)	17,828,791	13,247,950	—		31,076,741
Operating expenses
Sales and Marketing	2,801,188	652,240	—		3,453,428
General and Administrative	3,061,785	1,139,741	—		4,201,526
Research and development expenses	3,774,712	261,879	—		4,036,591
Depreciation and amortization	633,290	—	902,663	C	1,535,953
Operating income/(loss) before other income/(expenses)	(2,018,852)	479,921	(902,663)		(2,441,594)
Other income/(expenses)
Other income (PPP loan forgiveness)	—	1,032,567	—		1,032,567
Interest expense	(479,849)	(3,270)	—		(483,119)
Total other income/(expenses)	(479,849)	1,029,297	—		549,448

Net income (loss) before income tax expenses	(2,498,701)	1,509,218	(902,663)		(1,892,146)
Federal income tax	—	—	—		—
State income tax	(4,759)	—	—		(4,759)
Total income tax (expense) / benefit	(4,759)	—	—		(4,759)
Net income (loss)	$(2,503,460)	$1,509,218	$(902,663)		$(1,896,905)

Net income per common share—basic	$(0.087)		—		$(0.065)
Net income per common share—diluted	$(0.087)		—		$(0.065)

Weighted average shares outstanding used in per common share computations:
Basic	28,839,889		—	293,013	29,132,902
Diluted	28,839,889		—	293,013	29,132,902

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HEALTHCARE TRIANGLE, INC.

Notes to Unaudited Pro Forma Condensed Combined Financial Information

Note 1. Basis of Pro Forma Presentation

The Pro Forma Combined Financial Information has been prepared assuming the transaction is accounted for using the acquisition method of accounting with the Company as the acquiring entity Healthcare Triangle Inc as Devcool Inc the acquirees. Under the acquisition method of accounting, the Company’s assets and liabilities will retain their carrying amounts while the assets acquired, and liabilities assumed of the acquirees will be recorded at their fair values measured as of the acquisition date. The excess of the purchase price over the estimated fair values of net assets acquired will be recorded as goodwill. The transaction accounting adjustments have been prepared as if the Transaction had taken place on September 30, 2021 in the case of the Condensed Combined Balance Sheet, and on January 1, 2020 in the case of the Combined Condensed Statements of Operations for the year ended December 31, 2020 and the nine months ended September 30, 2021.The Pro Forma has been incorporated for IPO proceeds and note conversion.

The transaction accounting adjustments represent management’s estimates based on information available as of the date of this filing and are subject to change as additional information becomes available and additional analyses are performed. The Pro Forma Condensed Combined Financial Information does not reflect possible adjustments related to restructuring or integration activities that have yet to be determined.

The accounting policies used in the preparation of the Pro Forma Condensed Combined Financial Information are those set out in the Company’s audited consolidated financial statements as of and for the year ended December 31, 2020.

Note 2. Preliminary Estimated Purchase Price Allocation

The following table sets forth a preliminary allocation of the estimated purchase consideration to the identifiable tangible and intangible assets acquired and liabilities assumed of Devcool Inc based on Devcool Inc’ September 30, 2021 balance sheet, with the excess recorded as goodwill.

Consideration Paid
Cash	4,500,000
Equity Shares to be issued on closing date	700,000
Contingent Consideration year 1	1,151,648
Contingent Consideration year 2	1,075,083
Working Capital	2,578,059
Total Estimated Consideration	10,004,790
Current Assets	5,020,650
Assumed Liabilities	(1,920,881)
Total Net assets acquired	3,099,769
Customer Relationship	6,017,752
Goodwill	887,269

Note 3. Transaction Adjustments

Transaction adjustments are necessary to reflect the acquisition consideration exchanged and to adjust amounts related to the intangible assets and liabilities of Devcool Inc to a preliminary estimate of their fair values, and to reflect the impact on the statements of operations as if the Transaction had occurred during those periods.

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Balance Sheet Adjustments

A.	(i) Represents an amount of $4,500,000 paid for the acquisition of Devcool Inc
(ii) Represents an amount of $11,796,000 received as net proceeds from the IPO
(iii) Represents an amount of $381,188 paid to noteholders
B.	Represents expense incurred for IPO that has been charged off to Income statement amounting to $440,093

C.	Reflects the intangible assets (Customer relationship) on account of purchase price allocation performed by the independent valuer on acquisition of Devcool Inc

	Estimated Fair Value	Estimated Useful Life	Amortization expenses Year Ended December 31, 2020	Nine Months Ended September 30, 2020
Customer Relationship	$6,017,752	5	$1,203,550	$902,663

D.	Reflects the Goodwill on account of acquisition of Devcool Inc based on the valuation report refer note 2.

E.	Reflects the accrued interest on convertible note amounting to $200,628 which has been converted into equity at the time of the IPO.

F.	Reflects an amount of $1,952,672 from convertible note and an amount of $2,292,268 from warrant liability which has been converted into common stock of 1,693,492 at the time of the IPO.

G.	Reflects short term loan of $2,578,059 provided by the seller of Devcool Inc as part of working capital loan repayable by March 31, 2022.

H.	Reflects an amount of $2,226,731 towards contingent consideration payable on achievement of revenue target as per the share purchase agreement.

I.	Reflects the elimination of Devcool Inc’s members’ equity, treasury stock, and retained earnings, Impact of IPO and conversion of note into equity

S.No	Particulars	Number of Shares	Par Value	Common stock	Additional Paid-up capital
1	Initial Public Offer	3,262,500	0.00001	33	13,049,967
2	Convertible Note	1,693,492	0.00001	17	4,064,364
3	Devcool Inc -Purchase consideration	293,013	0.00001	3	699,997
4	Devcool Elimination			(5,000)	(732,635)
5	Total shareholders’ equity			(4,947)	17,081,693

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